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                                                                    EXHIBIT 10.2



             FIRST AMENDMENT TO MARKETING AND DISTRIBUTION AGREEMENT

        This FIRST AMENDMENT TO MARKETING AND DISTRIBUTION AGREEMENT ("Amendment") dated as of September 11, 1998 is entered into by and between DepoTech Corporation, a California corporation ("DepoTech"), and Pharmacia & Upjohn S.p.A., an Italian corporation ("P&U").

        WHEREAS, DepoTech and P&U previously entered into that certain Marketing and Distribution Agreement dated July 2, 1997 (the "Agreement"), which provides for the amendment of the Agreement pursuant to Section 16.6; and

        WHEREAS, DepoTech and P&U desire to amend the Agreement pursuant to this Amendment.

        Defined terms not otherwise defined herein shall have the meaning given them in the Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and mutual terms, covenants and conditions contained herein, the parties agree as follows:

        1. Amendment. The first sentence of Section 14.5 of the Agreement shall be amended as follows:

        "P&U shall have the right to terminate this Agreement (a) as of December 31, 1998, upon written notice to DepoTech at any time prior to November 1, 1998, or (b) at any time, upon 180 days' prior written notice to DepoTech."

        2. Effect of Amendment. Except as expressly modified by this Amendment, the Agreement shall remain unmodified and in full force and effect.

        3. Further Assurances. The parties agree to execute such further instruments, agreements and documents and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

        4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (USA), without regard to its conflict of laws rules (and without limiting the foregoing, the United Nations Convention On Contracts for International Sale of Goods [1980] shall not govern this Amendment).

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

DEPOTECH CORPORATION              PHARMACIA & UPJOHN S.p.A.
By:  /s/ John P. Longenecker      By:  /s/ Robert John Little
     -----------------------           ------------------------------
Title:  President & COO           Title:  Managing Director - Robert John Little